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                                                        THE WALT DISNEY COMPANY
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The following letters from Senator George Mitchell to Dr. Martha Carter and Sarah Teslik were mailed on February 10, 2004.  The letters may be deemed "soliciting materials" within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Senator George J. Mitchell

                                                               February 10, 2004

Dr. Martha Carter
SVP & Director, US Research
Institutional Shareholder Services (ISS)
2099 Gaither Road - #501
Rockville, MD 20850

Dear Martha:

     Thank you for giving Michael and me the opportunity to share with you our perspective on The Walt Disney Company. Several important issues were covered in our discussion, including some that had been raised in prior meetings with other organizations concerned about corporate governance. As we agreed, I am writing to provide further comment on some of those issues.

     1. Compensation Policies and Practice: The Compensation Committee is independently advised with respect to its compensation decisions. As the Company disclosed in its most recent proxy statement, the Committee has retained its own consultant to provide expert guidance with respect to these decisions. In accordance with our discussion, we will arrange a separate meeting between you and members of the Compensation Committee to discuss compensation policies and practices in detail.

     2. Setting the Agenda for Board Meetings: We have been asked about the wording of the Company's Governance Guidelines regarding the setting of the agenda of the Board meetings, in particular the guideline which states that the Presiding Director shall "advise"
the Chairman with respect to Board agendas, and also about the convening of meetings of the non-management members of the Board.

     First, I rely on management and members of the Board to suggest issues that they believe need to be discussed. I then personally review and approve the agenda for each Board meeting.

     Second, as Presiding Director I have the authority - which I, in fact, exercise - to call and chair meetings of the non-management members of the Board. This is an important component of the Board's dedication to independence. I have established a practice of convening an executive session at every Board meeting. Following consultation with the other non-management directors, I set the agenda for such meetings.

     3. Selecting Committee Chairs and Setting the Agendas for Committees: It is good governance for the Board and its Committees to consult with management. Indeed, it is hard to imagine a Board discharging its responsibilities to shareholders without doing so.
What is critical is for independent committees of the Board to take that counsel as an important but not determinative input into their decisions. In fact our independent committees operate precisely that way. The Chairs set their own agendas and the Governance and Nominating Committee makes its own decisions with respect to Committee Chairs and Board nominees, subject, of course, to Board approval.

     4. Succession Planning: At its meeting in January, the Board devoted a significant amount of time to that subject. First, we met with Michael to hear his views on the subject of his successor. The Board then went into executive session to continue that discussion at length outside of Michael's presence. We plan in our April meeting to have another meeting on this subject and, also in April, to follow a similar process and to devote significant time to discussing succession planning for most senior executives of the Company below Michael. While the Board has in prior years considered succession the process is now more formal and frequent, and extremely detailed, with active participation by all Board members.

     5. Retirement Policy: We have been asked about two aspects of the Board's retirement policy - the difference in retirement age for former CEOs (75) and other directors (72), and the ability of the Board to waive the policy. As to the first, with the retirement this year of Ray Watson and Tom Murphy, this won't be even a potential issue for another ten years. However, we will carefully consider this provision in connection with our regular review of our governance guidelines. As to the second, whether or not stated in the Guidelines, the Board has the inherent right to waive the application of this or any other provision. That said, the Board made very clear this year its determination to adhere to its retirement policy. I believe that determination will continue in the future.

     6. My Service as a Director: In their recent open letter Messrs. Disney and Gold urge stockholders to vote no on the re-election of four directors. There are many inaccurate statements in their letter, only one of which I will address here. As to me, they assert that "In addition to his full-time career as a practicing lawyer, ex-Senator Mitchell serves on far too many other boards to permit him adequate time for his Disney commitments."

     That statement is inaccurate in three respects. First, I do not practice law full-time. When I reentered the practice of law after retiring from the Senate, it was with the explicit agreement of my colleagues that I would not devote full-time to the practice and would be free to engage in other activities of my choice, including serving on corporate boards. That arrangement remains in effect. Second, I serve on three other boards, a number which is in compliance with the Company's Governance Guidelines.
Third, as to devoting adequate time to my commitments, during my nine years on the board I have never missed a meeting; more importantly I prepared for and participated actively in the meetings.  By contrast, while I attended every meeting over this nine-year period, neither Mr. Disney nor Mr. Gold did so.

     If you have any further questions or comments please feel free to call. Again, our thanks for your courtesy.

                                                               Sincerely,

                                                               /s/  George J. Mitchell

                                                               George J. Mitchell

GJM/au

                                                     SENATOR GEORGE J. MITCHELL

                                                               February 10, 2004

Sara Teslik
Executive Director
Council of Institutional Investors
1730 Rhode Island Avenue, N.W.
Suite 512
Washington, D.C. 20036

Dear Sara:

     Thank you for giving Michael and me the opportunity to share with you our perspective on The Walt Disney Company. Several important issues were covered in our discussion and in the documents you gave us at the end of the meeting. As we agreed I am writing to provide further comment on some of those issues.

     1. Setting the Agenda for Board Meetings: You asked about the wording of the Company's Governance Guidelines regarding the setting of the agenda of the Board meetings, in particular the guideline which states that the Presiding Director shall "advise" the
Chairman with respect to Board agendas, and also about the convening of meetings of the non-management members of the Board.

     First, I rely on management and members of the Board to suggest issues that they believe need to be discussed. I then personally review and approve the agenda for each Board meeting.

     Second, as Presiding Director I have the authority - which I, in fact, exercise - to call and chair meetings of the non-management members of the Board. This is an important component of the Board's dedication to independence. I have established a practice of convening an executive session at every Board meeting. Following consultation with the other non-management directors, I set the agenda for such meetings.

     2. Selecting Committee Chairs and Setting the Agendas for Committees: It is good governance for the Board and its Committees to consult with management. Indeed, it is hard to imagine a Board discharging its responsibilities to shareholders without doing so.
What is critical is for independent committees of the Board to take that counsel as an important but not determinative input into their decisions. In fact our independent committees operate precisely that way. The Chairs set their own agendas and the Governance and Nominating Committee makes its own decisions with respect to Committee Chairs and Board nominees, subject, of course, to Board approval.

     3. Succession Planning: At its meeting in January, the Board devoted a significant amount of time to that subject. First, we met with Michael to hear his views on the subject of his successor. The Board then went into executive session to continue that discussion at length outside of Michael's presence. We plan in our April meeting to have another meeting on this subject and, also in April, to follow a similar process and to devote significant time to discussing succession planning for the most senior executives of the Company below Michael. While the Board has in prior years considered succession the process is now more formal, and extremely detailed, with active participation by all Board members.

     4. Compensation Committee: The Compensation Committee is independently advised with respect to its compensation decisions. As the Company disclosed in its most recent proxy statement, the Committee has retained its own consultant to provide ongoing expert guidance with respect to these decisions.

     5. Retirement Policy: We discussed two aspects of the Board's retirement policy - the difference in retirement age for former
CEO's (75) and other directors (72), and the ability of the Board to waive the policy. As to the first, with the retirement this year of Ray Watson and Tom Murphy, this won't be even a potential issue for another ten years. However, we will carefully consider this provision in connection with our regular review of our governance guidelines. As to the second, whether or not stated in the
Guidelines, the Board has the inherent right to waive the application of this or any other provision. That said, the Board made very clear this year its determination to adhere to its retirement policy. I believe that determination will continue in the future.

     6. Director's Stock Ownership: In the documents you handed us at the end of the meeting you set forth what is described as each
Director's "Direct stock holdings." Taking my case as an example, you described my ownership as 5,100 shares. That calculation excludes, however, the 14,063 shares that I beneficially own as a result of my decision to receive my director compensation in the form of stock units; as has previously been disclosed, these units "are payable solely in shares of Company common stock following termination of service." Stock that is beneficially owned in this fashion is as much at risk as the shares that I own outright
(indeed given their lack of liquidity the risk may be even greater). In consequence, such stock ownership should, in my view, be considered as part of my total equity in the Company. The same is true of every other director who has elected to receive compensation in this manner.

     7. My Service as a Director: In their recent open letter Messrs. Disney and Gold urged stockholders to vote no on the re-election of four directors. There are many inaccurate statements in their letter, only one of which I will address here. As to me, they assert that "In addition to his full-time career as a practicing lawyer, ex-Senator Mitchell serves on far too many other boards to permit adequate time for his Disney commitments."

     That statement is inaccurate in three respects. First, I do not practice law full-time. When I reentered the practice of law after retiring from the Senate, it was with the explicit agreement of my colleagues that I would not devote full-time to the practice and would be free to engage in other activities of my choice, including serving on corporate boards. That arrangement remains in effect. Second, I serve on three other boards, a number which is in compliance with the Company's Governance Guidelines.
Third, as to devoting adequate time to my commitments, during my nine years on the board I have never missed a meeting; more importantly, I prepared for and participated actively in the meetings. By contrast, while I attended every meeting over this nine-year period, neither Mr. Disney nor Mr. Gold did so.

     If you have any further questions or comments, please feel free to call. Again, our thanks for your courtesy.

                                                               Sincerely,

                                                               /s/ George J. Mitchell

                                                               George J. Mitchell